Exhibit 99.1 The Goldman Sachs Group, Inc. 200 West Street | New York, New York 10282

Second Quarter 2018 Earnings Results

Goldman Sachs Reports Second Quarter Earnings Per Common Share of $5.98

“Solid performance across all of our major businesses drove the strongest first-half returns in nine years. With a healthy economic backdrop and deep client franchises, the firm is well-positioned to invest in attractive opportunities to meet the needs of our clients and continue to generate earnings growth.”

~ Lloyd C. Blankfein, Chairman and Chief Executive Officer

NEW YORK, July 17, 2018 – The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $9.40 billion and net earnings of $2.57 billion for the second quarter ended June 30, 2018. Net revenues were $19.44 billion and net earnings were $5.40 billion for the first half of 2018.

Diluted earnings per common share (EPS) were $5.98 for the second quarter of 2018 compared with $3.95 for the second quarter of 2017 and $6.95 for the first quarter of 2018, and were $12.93 for the first half of 2018 compared with $9.10 for the first half of 2017.

Annualized return on average common shareholders’ equity (ROE) (1) was 12.8% for the second quarter of 2018. Annualized ROE (1) was 14.1% for the first half of 2018. Annualized return on average tangible common shareholders’ equity (ROTE) (1) was 13.5% for the second quarter of 2018. Annualized ROTE (1) was 14.9% for the first half of 2018.

NET REVENUES
2Q 2Q YTD	$9.40 billion $19.44 billion

NET EARNINGS
2Q 2Q YTD	$2.57 billion $5.40 billion

EPS
2Q 2Q YTD	$5.98 $12.93

ROE
2Q 2Q YTD	12.8% 14.1%

ROTE
2Q 2Q YTD	13.5% 14.9%

Media Relations: Jake Siewert 212-902-5400	Investor Relations: Heather Kennedy Miner 212-902-0300

  Goldman Sachs Reports: Second Quarter 2018 Earnings Results

Highlights

◾	Net revenues of $9.40 billion were 19% higher than the second quarter of 2017 and the highest second quarter in nine years.

◾

The firm ranked first in worldwide announced mergers and acquisitions for the year-to-date. The firm also ranked first in worldwide equity and equity-related offerings, common stock offerings and initial public offerings for the year-to-date.  (2)

◾	Investment Banking produced net revenues of $2.05 billion (third highest quarter), reflecting strong net revenues in both Financial Advisory and Underwriting.

◾	Investment Management produced record quarterly net revenues of $1.84 billion. Assets under supervision (3) increased to a record $1.51 trillion.

◾	First half diluted EPS increased 42% compared with the first half of 2017 to a record $12.93.

◾	First half annualized ROE (1) of 14.1% was the highest in nine years.

◾	Book value per common share increased by 4.1% during the quarter and 7.4% during the year-to-date to $194.37.

Quarterly Net Revenue Mix by Segment

  Goldman Sachs Reports: Second Quarter 2018 Earnings Results

Net Revenues

Net revenues were $9.40 billion for the second quarter of 2018, 19% higher than the second quarter of 2017 and 6% lower than the first quarter of 2018. The increase compared with the second quarter of 2017 reflected higher net revenues across all segments.

NET REVENUES
$9.40 billion

Investment Banking

Net revenues in Investment Banking were $2.05 billion for the second quarter of 2018, 18% higher than the second quarter of 2017 and 14% higher than the first quarter of 2018.

Net revenues in Financial Advisory were $804 million, 7% higher than the second quarter of 2017,  primarily reflecting an increase in industry-wide completed mergers and acquisitions volumes.

Net revenues in Underwriting were $1.24 billion, 27% higher than the second quarter of 2017, primarily due to significantly higher net revenues in equity underwriting, primarily reflecting significantly higher net revenues from initial public offerings. Net revenues in debt underwriting were slightly higher.

The firm’s investment banking transaction backlog (3) was significantly higher compared with the end of the first quarter of 2018.

INVESTMENT BANKING
$2.05 billion
Financial Advisory	$804 million
Underwriting	$1.24 billion

Institutional Client Services

Net revenues in Institutional Client Services were $3.57 billion for the second quarter of 2018, 17% higher than the second quarter of 2017 and 19% lower than the first quarter of 2018.

Net revenues in Fixed Income, Currency and Commodities (FICC) Client Execution were $1.68 billion, 45% higher than the second quarter of 2017, reflecting higher net revenues across all major businesses, including significant increases in commodities, interest rate products and credit products. During the quarter, FICC Client Execution operated in an environment characterized by higher client activity and improved market-making conditions compared with a challenging second quarter of 2017, although market-making conditions were generally less favorable compared with the first quarter of 2018.

Net revenues in Equities were $1.89 billion, essentially unchanged compared with the second quarter of 2017. Net revenues in equities client execution were essentially unchanged, as higher net revenues in cash products were offset by lower net revenues in derivatives. Net revenues in securities services and commissions and fees were also essentially unchanged. During the quarter, Equities operated in an environment generally characterized by lower levels of volatility and less favorable market-making conditions compared with the first quarter of 2018.

INSTITUTIONAL CLIENT SERVICES
$3.57 billion
FICC	$1.68 billion
Equities	$1.89 billion

  Goldman Sachs Reports: Second Quarter 2018 Earnings Results

Investing & Lending

Net revenues in Investing & Lending were $1.94 billion for the second quarter of 2018, 23% higher than the second quarter of 2017 and 7% lower than the first quarter of 2018.

Net revenues in equity securities were $1.28 billion, 9% higher than the second quarter of 2017, reflecting a significant increase in net gains from private equities, primarily driven by company-specific events, including sales, partially offset by significantly lower net gains from public equities.

Net revenues in debt securities and loans were $663 million, 67% higher than the second   quarter of 2017, primarily driven by significantly higher net interest income. The second quarter of 2018 included net interest income of more than $625 million compared with more than $400 million in the second quarter of 2017.

INVESTING & LENDING
$1.94 billion
	Equity Securities	$1.28 billion
	Debt Securities and Loans	$663 million

Investment Management

Net revenues in Investment Management were $1.84 billion for the second quarter of 2018, 20% higher than the second quarter of 2017 and 4% higher than the first quarter of 2018.

The increase in net revenues compared with the second quarter of 2017 was primarily due to significantly higher incentive fees. Management and other fees were slightly higher, reflecting higher average assets under supervision and the impact of the revenue recognition standard (4), partially offset by shifts in the mix of client assets and strategies. In addition, transaction revenues were higher.

During the quarter, total assets under supervision (3) increased $15 billion to $1.51 trillion. Long-term assets under supervision increased $5 billion, due to net inflows of $8 billion, spread across all asset classes. These net inflows were partially offset by net market depreciation of $3 billion, reflecting depreciation in fixed income assets, partially offset by appreciation in equity assets. Liquidity products increased $10 billion.

INVESTMENT MANAGEMENT
$1.84 billion
	Management and Other Fees	$1.35 billion
	Incentive Fees	$316 million
	Transaction Revenues	$182 million

  Goldman Sachs Reports: Second Quarter 2018 Earnings Results

Expenses

Operating expenses were $6.13 billion for the second quarter of 2018, 14% higher than the second quarter of 2017 and 7% lower than the first quarter of 2018. The increase compared with the second quarter of 2017 was primarily due to significantly higher non-compensation expenses.

OPERATING EXPENSES
$6.13 billion

Compensation and Benefits

The accrual for compensation and benefits expenses (including salaries, estimated year-end discretionary compensation, amortization of equity awards and other items such as benefits) was $3.47 billion for the second quarter of 2018, 7% higher than the second quarter of 2017, reflecting an increase in net revenues, partially offset by a reduction in the year-to-date ratio of compensation and benefits to net revenues. The ratio of compensation and benefits to net revenues for the first half of 2018 was 39.0%, compared with 41.0% for both the first quarter of 2018 and the first half of 2017. Total staff increased 2% during the second quarter of 2018.

YTD COMPENSATION RATIO
39.0%

Non-Compensation Expenses

Non-compensation expenses were $2.66 billion for the second quarter of 2018, 24% higher than the second quarter of 2017 and 6% higher than the first quarter of 2018. The increase compared with the second quarter of 2017 included higher net provisions for litigation and regulatory proceedings. In addition, expenses related to consolidated investments and the firm’s digital lending and deposit platform were higher, with the increases primarily included in depreciation and amortization expenses, market development expenses and other expenses. Brokerage, clearing, exchange and distribution fees were also higher, reflecting an increase in activity levels. Technology expenses increased, largely driven by expenses related to computing services. The increase in non-compensation expenses compared with the second quarter of 2017 also included approximately $80 million related to the revenue recognition standard (4).

NON-COMPENSATION EXPENSES
$2.66 billion

Net provisions for litigation and regulatory proceedings for the second quarter of 2018 were $148 million compared with $22 million for the second quarter of 2017.
Provision for Taxes

The effective income tax rate for the first half of 2018 increased to 19.4% from 17.2%  for the first quarter of 2018, primarily due to a decrease in the impact of tax benefits from the settlement of employee share-based awards in the first half of 2018 compared with the first quarter of 2018.

YTD EFFECTIVE TAX RATE
19.4%

  Goldman Sachs Reports: Second Quarter 2018 Earnings Results

Capital

◾  Total shareholders’ equity was $86.60 billion (common shareholders’ equity of $75.40 billion and preferred stock of $11.20 billion) as of June 30, 2018.

◾  The firm’s Standardized common equity tier 1 ratio (3) was 12.6% (5) and 12.1% as of June 30, 2018 and March 31, 2018, respectively.

◾  The firm’s Basel III Advanced common equity tier 1 ratio (3) was 11.5% (5) and 11.1% as of June 30, 2018 and March 31, 2018, respectively.

◾  The firm’s supplementary leverage ratio (3) was 5.8% (5) and 5.7% as of June 30, 2018 and March 31, 2018, respectively.

◾  On July 16, 2018, the Board of Directors of The Goldman Sachs Group, Inc. (Board) declared a dividend of $0.80 per common share to be paid on September 27, 2018 to common shareholders of record on August 30, 2018.

◾  Book value per common share was $194.37 and tangible book value per common share (1) was $183.78, both based on basic shares (6) of 387.9 million as of June 30, 2018.

TOTAL SHAREHOLDERS’ EQUITY
$86.60 billion

COMMON EQUITY TIER 1 STANDARDIZED RATIO
12.6%

COMMON EQUITY TIER 1 ADVANCED RATIO
11.5%

SUPPLEMENTARY LEVERAGE RATIO
5.8%

DECLARED QUARTERLY DIVIDEND PER COMMON SHARE
$0.80

BOOK VALUE PER COMMON SHARE
$194.37

Other Balance Sheet and Liquidity Metrics

◾  Total assets were $969 billion (5) as of June 30, 2018, compared with $974 billion as of March 31, 2018.

◾  The firm’s global core liquid assets (3) averaged $237 billion (5) for the second quarter of 2018, compared with an average of $229 billion for the first quarter of 2018.

TOTAL ASSETS
$969 billion

AVERAGE GCLA
$237 billion

  Goldman Sachs Reports: Second Quarter 2018 Earnings Results

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2017.

Information regarding the impact of the Tax Cuts and Jobs Act (Tax Legislation), the firm’s capital ratios, risk-weighted assets, supplementary leverage ratio, total assets and balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Information regarding the impact of Tax Legislation is based on the firm’s current calculations, as well as the firm’s current interpretations, assumptions and expectations relating to Tax Legislation, which are subject to further guidance and change.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline or continued weakness in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2017.

Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-888-281-7154 (in the U.S.) or 1-706-679-5627 (outside the U.S.). The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s website or by dialing 1-855-859-2056 (in the U.S.) or 1-404-537-3406 (outside the U.S.) passcode number 64774224 beginning approximately three hours after the event. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs Investor Relations, via e-mail, at gs-investor-relations@gs.com.

Goldman Sachs Reports: Second Quarter 2018 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	THREE MONTHS ENDED			% CHANGE FROM
	JUNE 30, 2018	MARCH 31, 2018	JUNE 30, 2017	MARCH 31, 2018	JUNE 30, 2017
INVESTMENT BANKING
Financial Advisory	$ 804	$ 586	$ 749	37%	7%

Equity underwriting	489	410	260	19	88
Debt underwriting	752	797	721	(6)	4
Total Underwriting	1,241	1,207	981	3	27

Total Investment Banking	2,045	1,793	1,730	14	18

INSTITUTIONAL CLIENT SERVICES
FICC Client Execution	1,679	2,074	1,159	(19)	45

Equities client execution	691	1,062	687	(35)	1
Commissions and fees	763	817	764	(7)	–
Securities services	437	432	441	1	(1)
Total Equities	1,891	2,311	1,892	(18)	–

Total Institutional Client Services	3,570	4,385	3,051	(19)	17

INVESTING & LENDING
Equity securities	1,281	1,069	1,180	20	9
Debt securities and loans	663	1,018	396	(35)	67
Total Investing & Lending	1,944	2,087	1,576	(7)	23

INVESTMENT MANAGEMENT
Management and other fees	1,345	1,346	1,284	–	5
Incentive fees	316	213	81	48	N.M.
Transaction revenues	182	212	165	(14)	10
Total Investment Management	1,843	1,771	1,530	4	20

Total net revenues	$ 9,402	$ 10,036	$ 7,887	(6)	19
Geographic Net Revenues (unaudited) (3) $ in millions
	THREE MONTHS ENDED
	JUNE 30, 2018	MARCH 31, 2018	JUNE 30, 2017
Americas	$ 5,721	$ 5,885	$ 4,841
EMEA	2,567	2,605	2,100
Asia	1,114	1,546	946
Total net revenues	$ 9,402	$ 10,036	$ 7,887

Americas	61%	59%	61%
EMEA	27%	26%	27%
Asia	12%	15%	12%
Total	100%	100%	100%

Goldman Sachs Reports: Second Quarter 2018 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	SIX MONTHS ENDED		% CHANGE FROM
	JUNE 30, 2018	JUNE 30, 2017	JUNE 30, 2017
INVESTMENT BANKING
Financial Advisory	$ 1,390	$ 1,505	(8) %

Equity underwriting	899	571	57
Debt underwriting	1,549	1,357	14
Total Underwriting	2,448	1,928	27

Total Investment Banking	3,838	3,433	12

INSTITUTIONAL CLIENT SERVICES
FICC Client Execution	3,753	2,844	32

Equities client execution	1,753	1,239	41
Commissions and fees	1,580	1,502	5
Securities services	869	825	5
Total Equities	4,202	3,566	18

Total Institutional Client Services	7,955	6,410	24

INVESTING & LENDING
Equity securities	2,350	1,978	19
Debt securities and loans	1,681	1,062	58
Total Investing & Lending	4,031	3,040	33

INVESTMENT MANAGEMENT
Management and other fees	2,691	2,503	8
Incentive fees	529	202	162
Transaction revenues	394	325	21
Total Investment Management	3,614	3,030	19

Total net revenues	$ 19,438	$ 15,913	22
Geographic Net Revenues (unaudited) (3) $ in millions
	SIX MONTHS ENDED
	JUNE 30, 2018	JUNE 30, 2017
Americas	$ 11,606	$ 9,733
EMEA	5,172	4,019
Asia	2,660	2,161
Total net revenues	$ 19,438	$ 15,913

Americas	60%	61%
EMEA	26%	25%
Asia	14%	14%
Total	100%	100%

Goldman Sachs Reports: Second Quarter 2018 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts and total staff

	THREE MONTHS ENDED			% CHANGE FROM
	JUNE 30, 2018	MARCH 31, 2018	JUNE 30, 2017	MARCH 31, 2018	JUNE 30, 2017
REVENUES
Investment banking	$ 2,045	$ 1,793	$ 1,730	14%	18%
Investment management	1,728	1,639	1,433	5	21
Commissions and fees	795	862	794	(8)	–
Market making	2,546	3,204	1,915	(21)	33
Other principal transactions	1,286	1,620	1,227	(21)	5
Total non-interest revenues	8,400	9,118	7,099	(8)	18

Interest income	4,920	4,230	3,220	16	53
Interest expense	3,918	3,312	2,432	18	61
Net interest income	1,002	918	788	9	27

Net revenues, including net interest income	9,402	10,036	7,887	(6)	19

OPERATING EXPENSES
Compensation and benefits	3,466	4,115	3,233	(16)	7

Brokerage, clearing, exchange and distribution fees (7)	812	844	741	(4)	10
Market development	183	182	141	1	30
Communications and technology	260	251	224	4	16
Depreciation and amortization	335	299	265	12	26
Occupancy	197	194	190	2	4
Professional fees	223	235	229	(5)	(3)
Other expenses (7)	650	497	355	31	83
Total non-compensation expenses	2,660	2,502	2,145	6	24

Total operating expenses	6,126	6,617	5,378	(7)	14

Pre-tax earnings	3,276	3,419	2,509	(4)	31
Provision for taxes	711	587	678	21	5
Net earnings	2,565	2,832	1,831	(9)	40
Preferred stock dividends	217	95	200	128	9
Net earnings applicable to common shareholders	$ 2,348	$ 2,737	$ 1,631	(14)	44

EARNINGS PER COMMON SHARE
Basic (8)	$ 6.04	$ 7.02	$ 4.00	(14) %	51%
Diluted	5.98	6.95	3.95	(14)	51

AVERAGE COMMON SHARES
Basic	387.8	389.1	406.1	–	(5)
Diluted	392.6	393.8	413.3	–	(5)

SELECTED DATA AT PERIOD-END
Total staff (employees, consultants and temporary staff)	38,000	37,300	34,100	2	11

Goldman Sachs Reports: Second Quarter 2018 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts

	SIX MONTHS ENDED		% CHANGE FROM
	JUNE 30, 2018	JUNE 30, 2017	JUNE 30, 2017
REVENUES
Investment banking	$ 3,838	$ 3,433	12%
Investment management	3,367	2,830	19
Commissions and fees	1,657	1,565	6
Market making	5,750	4,333	33
Other principal transactions	2,906	2,448	19
Total non-interest revenues	17,518	14,609	20
Interest income	9,150	5,966	53
Interest expense	7,230	4,662	55
Net interest income	1,920	1,304	47

Net revenues, including net interest income	19,438	15,913	22

OPERATING EXPENSES
Compensation and benefits	7,581	6,524	16
Brokerage, clearing, exchange and distribution fees (7)	1,656	1,433	16
Market development	365	275	33
Communications and technology	511	447	14
Depreciation and amortization	634	522	21
Occupancy	391	366	7
Professional fees	458	434	6
Other expenses (7)	1,147	864	33
Total non-compensation expenses	5,162	4,341	19

Total operating expenses	12,743	10,865	17

Pre-tax earnings	6,695	5,048	33
Provision for taxes	1,298	962	35
Net earnings	5,397	4,086	32
Preferred stock dividends	312	293	6
Net earnings applicable to common shareholders	$ 5,085	$ 3,793	34

EARNINGS PER COMMON SHARE
Basic (8)	$ 13.07	$ 9.24	41%
Diluted	12.93	9.10	42

AVERAGE COMMON SHARES
Basic	388.4	409.3	(5)
Diluted	393.2	416.7	(6)

Goldman Sachs Reports: Second Quarter 2018 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (unaudited) (5)

$ in billions

	AS OF
	JUNE 30, 2018	MARCH 31, 2018
ASSETS
Cash and cash equivalents	$ 131	$ 121
Collateralized agreements	298	309
Receivables	163	180
Financial instruments owned	348	337
Other	29	27
Total assets	969	974

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	153	151
Collateralized financings	136	138
Payables	193	191
Financial instruments sold, but not yet purchased	113	124
Unsecured short-term borrowings	44	48
Unsecured long-term borrowings	227	226
Other	16	12
Total liabilities	882	890
Total shareholders’ equity	87	84
Total liabilities and shareholders’ equity	$ 969	$ 974
Capital Ratios (unaudited) (3) (5) $ in billions
	AS OF
	JUNE 30, 2018	MARCH 31, 2018
Common equity tier 1	$ 70.7	$ 68.6

STANDARDIZED CAPITAL RULES
Risk-weighted assets	$ 561	$ 567
Common equity tier 1 ratio	12.6%	12.1%

BASEL III ADVANCED CAPITAL RULES
Risk-weighted assets	$ 614	$ 617
Common equity tier 1 ratio	11.5%	11.1%
Average Daily VaR (unaudited) (3) (5) $ in millions
	THREE MONTHS ENDED
	JUNE 30, 2018	MARCH 31, 2018
RISK CATEGORIES
Interest rates	$ 48	$ 54
Equity prices	33	34
Currency rates	14	10
Commodity prices	13	9
Diversification effect	(44)	(34)
Total	$ 64	$ 73

Goldman Sachs Reports: Second Quarter 2018 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Assets Under Supervision (unaudited) (3)

$ in billions

	AS OF			% CHANGE FROM
	JUNE 30, 2018	MARCH 31, 2018	JUNE 30, 2017	MARCH 31, 2018	JUNE 30, 2017
ASSET CLASS
Alternative investments	$ 171	$ 168	$ 165	2%	4%
Equity	329	322	293	2	12
Fixed income	663	668	634	(1)	5
Total long-term AUS	1,163	1,158	1,092	–	7
Liquidity products	350	340	314	3	11
Total AUS	$ 1,513	$ 1,498	$ 1,406	1	8

	THREE MONTHS ENDED
	JUNE 30, 2018	MARCH 31, 2018	JUNE 30, 2017
Beginning balance	$ 1,498	$ 1,494	$ 1,373
Net inflows / (outflows)
Alternative investments	3	(1)	13
Equity	2	5	5
Fixed income	3	9	7
Total long-term AUS net inflows / (outflows)	8	13	25
Liquidity products	10	(5)	(9)
Total AUS net inflows / (outflows)	18	8	16 (9)
Net market appreciation / (depreciation)	(3)	(4)	17
Ending balance	$ 1,513	$ 1,498	$ 1,406

  Goldman Sachs Reports: Second Quarter 2018 Earnings Results

Footnotes

(1)

Annualized ROE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. Tangible common shareholders’ equity is calculated as total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Annualized ROTE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity. Tangible book value per common share is calculated by dividing tangible common shareholders’ equity by basic shares. Management believes that tangible common shareholders’ equity and tangible book value per common share are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders’ equity, ROTE and tangible book value per common share are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

The table below presents the firm’s average common shareholders’ equity and a reconciliation of total shareholders’ equity to tangible common shareholders’ equity (unaudited, $ in millions):

	AVERAGE FOR THE
	THREE MONTHS ENDED JUNE 30, 2018	SIX MONTHS ENDED JUNE 30, 2018	AS OF JUNE 30, 2018
Total shareholders’ equity	$ 84,768	$ 83,632	$ 86,599
Preferred stock	(11,203)	(11,296)	(11,203)
Common shareholders’ equity	73,565	72,336	75,396
Goodwill and identifiable intangible assets	(4,100)	(4,083)	(4,106)
Tangible common shareholders’ equity	$ 69,465	$ 68,253	$ 71,290

(2)	Dealogic – January 1, 2018 through June 30, 2018.

(3)

For information about the firm’s investment banking transaction backlog, assets under supervision, global core liquid assets and VaR, see “Results of Operations – Investment Banking,” “Results of Operations – Investment Management,” “Risk Management – Liquidity Risk Management” and “Risk Management – Market Risk Management,” respectively, in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2018. For information about the firm’s risk-based capital ratios and supplementary leverage ratio, see Note 20 “Regulation and Capital Adequacy” in Part 1, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2018. For information about the firm’s geographic net revenues, see Note 25 “Business Segments” in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2018.

(4)

In the first quarter of 2018, the firm adopted ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which required a change in the presentation of certain costs from a net presentation within revenues to a gross basis and vice versa. For information about ASU No. 2014-09, see Note 3 “Significant Accounting Policies” in Part I, Item 1 “Financial Statements (Unaudited)” in the  firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2018.

(5)	Represents a preliminary estimate and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2018.

(6)	Basic shares include common shares outstanding and restricted stock units granted to employees with no future service requirements.

(7)

Regulatory-related fees that are paid to exchanges, reported in other expenses prior to 2018, are now reported in brokerage, clearing, exchange and distribution fees. Reclassifications have been made to previously reported amounts to conform to the current presentation.

(8)

Unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents are treated as a separate class of securities in calculating earnings per common share. The impact of applying this methodology was a reduction in basic earnings per common share of $0.01, $0.01 and $0.02 for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively, and $0.02 and $0.03 for the six months ended June 30, 2018 and June 30, 2017, respectively.

(9)

Included $23 billion of inflows ($20 billion in long-term assets under supervision and $3 billion in liquidity products) in connection with the acquisition of a portion of Verus Investors’ outsourced chief investment officer business.